UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025 (September 30, 2025)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

Purchase Agreement

On September 30, 2025, Energy Fuels Inc. (the "Company") entered into a purchase agreement (the "Purchase Agreement") with Goldman Sachs & Co. LLC., as representative of the several initial purchasers listed therein (collectively, the "Purchasers"), relating to the issuance and sale of $600.0 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2031 (the "notes"). The Company granted the Purchasers an option to purchase up to an additional $100.0 million aggregate principal amount of notes, which the Purchasers exercised in full on October 1, 2025. The closing occurred on October 3, 2025, and a total of $700.0 million aggregate principal amount of notes were issued. Net proceeds of the offering will be approximately $674.6 million, after deducting the Purchasers' discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering of the notes to (i) pay the approximately $53.55 million cost of the capped call transactions entered into with certain of the Purchasers and other financial institutions (the "option counterparties") and (ii) to provide the Company with additional financial flexibility and enhanced options with respect to any or all of the following: (1) funding development expenditures, including project financing, required for the Company's planned Phase 2 rare earth separations circuit expansion at the White Mesa Mill; (2) funding development and earn-in expenditures, including project financing, required for the Company's Donald heavy mineral sands and rare earth project in Australia; and (3) general corporate needs, ongoing operational needs and working capital requirements. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture and Notes

The notes were issued pursuant to an indenture, dated October 3, 2025 (the "Indenture"), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The notes are general unsecured obligations of the Company and will mature on November 1, 2031, unless earlier converted, redeemed, or repurchased. Interest on the Notes will accrue at a rate of 0.75% per year from October 3, 2025, and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026. Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding August 1, 2031, only under the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2025 (and only during such calendar quarter), if the last reported sale price of common shares of Energy Fuels (the "common shares"), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the "measurement period") in which the "trading price" (as defined in the Indenture) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common shares and the conversion rate on each such trading day; (3) if the Company calls such notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after August 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, common shares or a combination of cash and common shares, at the Company's election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the notes is initially 49.1672 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $20.34 per common share, which represents a premium of approximately 32.5% to the last reported sale price of the common shares on the NYSE American on September 30, 2025). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the notes or if the Company delivers a notice of redemption in respect of the notes, the Company will, under certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

The Company may not redeem the notes prior to November 6, 2028, except upon the occurrence of certain changes to the laws governing withholding taxes described in the Indenture. The Company may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described below), at its option, on or after November 6, 2028, if the last reported sale price of the common shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption (such redemption, an "optional redemption"). The Company may also redeem for cash all but not part of the notes, at its option, subject to certain conditions, upon the occurrence of certain changes to the laws governing withholding taxes (such redemption, a "tax redemption"). Redemption of note, in either case, shall be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding notes, at least $100.0 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No sinking fund is provided for the notes.

If the Company undergoes a fundamental change (as defined in the Indenture), then it will, subject to certain conditions and except as described in the Indenture, be required to make an offer to holders to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof.  The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the notes become automatically due and payable. The following events are considered "events of default" under the Indenture:

  default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
  default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon tax redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
  failure by the Company to comply with its obligation to convert the notes in accordance with the Indenture upon exercise of a holder's conversion right, and such failure continues for three business days;
  failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change in either case when due and such failure continues for five business days or (ii) notice of a specified corporate transaction when due and such failure continues for three business days;
  failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;
  failure by the Company to comply with any of the other agreements contained in the notes or the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the notes then outstanding;
  default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with principal amount in excess of $35.0 million (or its foreign currency equivalent), in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding in accordance with the Indenture;
  a final judgment or judgments for the payment of $35.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
  certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company's significant subsidiaries; or
  a termination of trading (as defined in the Indenture) occurs.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest on, all outstanding notes shall automatically become due and payable. If an event of default with respect to the notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid interest on, all the outstanding notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes.

The Indenture provides that the Company shall not consolidate, effect a plan of arrangement or other statutory arrangement with, combine or amalgamate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company's direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of Canada, any province or territory thereof, or the United States of America, any State thereof or the District of Columbia, and such qualified successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company's obligations under the notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the form of the notes, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On September 30, 2025, concurrently with the pricing of the notes, and on October 1, 2025, in connection with the exercise in full by the initial purchasers of their option to purchase additional notes, the Company entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of common shares initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to the common shares upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $30.70 per share (which represents a premium of 100% over the last reported sale price of common shares on the NYSE American on September 30, 2025), and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions are separate transactions, entered into by the Company with the option counterparties, and are not part of the terms of the notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 under the heading "Indenture and Notes" of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under the heading "Indenture and Notes" of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the notes to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The notes were resold by the Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Purchasers in the purchase agreement dated September 30, 2025, by and between the Company and the representative of the Purchasers.

The notes and the common shares issuable upon conversion of the notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any common shares are issued upon conversion of the notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the notes and any resulting issuance of common shares. Initially, a maximum of 45,602,550 common shares may be issued upon conversion of the notes based on the initial maximum conversion rate of 65.1465 common shares per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.

On October 1, 2025, the Company issued a press release announcing the pricing of the notes offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated October 3, 2025, between Energy Fuels Inc. and U.S. Bank Trust Company, National Association
4.2	Form of 0.75% Convertible Senior Note due 2031 (included in Exhibit 4.1)
10.1	Purchase Agreement, dated September 30, between Energy Fuels Inc. and Goldman Sachs & Co. LLC.
10.2	Form of Capped Call Transaction Confirmation
99.1	Press release issued by Energy Fuels Inc. dated October 1, 2025
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: October 6, 2025	By: /s/ David C. Frydenlund David C. Frydenlund Executive Vice President, Chief Legal Officer and Corporate Secretary